SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2005

ALLIANCE IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16609	33-0239910
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1900 S. State College Blvd., Suite 600, Anaheim, California 92806
(Address of principal executive offices, including zip code)

714-688-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry into a Material Definitive Agreement.

On December 1, 2005, Alliance Imaging, Inc. (the “Company”) entered into an Employment Agreement with Howard K. Aihara, our Executive Vice President and Chief Financial Officer.  The base compensation under the employment agreement is $210,000.00 which is subject to adjustment by the Board of Directors each year.  In addition, Mr. Aihara is entitled to receive an annual cash bonus based upon our achievement of certain operating and financial goals, with an annual target bonus amount equal to 75% of his base salary.  The employment agreement has a term of nine months.  The term of the employment agreement automatically extends by three months on the last day of each quarterly period and will continue to be so extended unless either we or Mr. Aihara gives notice of a desire to modify or terminate the agreement at least thirty days prior to the quarterly extension date.  We may terminate Mr. Aihara’s employment at anytime and for any reason and Mr. Aihara may resign at any time for any reason.  If we terminate the employment of Mr. Aihara without cause, or he resigns for good cause, the employment agreement obligates us to:

•                              Pay any earned but unpaid salary, benefits or bonuses;

•                              Continue to provide for a period of nine months benefits at least equal to those received prior to the severance; and

•                              Provide Mr. Aihara with outplacement services not to exceed $15,000.00 in cost.

Additionally, Mr. Aihara would receive, over time, an amount equal to nine months of his base salary. The Compensation Committee also granted Mr. Aihara stock options under our 1999 Equity Plan for 150,000 shares of Company common stock on December 1, 2005.  Such options are non-qualified stock options with an exercise price of $5.56 (the closing price for our stock on such date).  The options vest over a five year period in increments of 5%, 20%, 25%, 25% and 25%, respectively, on each December 1 of 2006 through 2010.

The Compensation Committee also approved an increase in the base salary of our Executive Vice President, General Counsel and Secretary, Russell D. Phillips, Jr., effective December 1, 2005.  Mr. Phillips’ annual salary was raised from $197,000.00 to $207,000.00.  Mr. Phillips’ annual target bonus percentage was raised from 40% of his base salary to 60% of his base salary effective January 1, 2006.

Item 5.02:  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)                      Howard K. Aihara, the Company’s Vice President, Corporate Controller who was serving as our Interim Chief Financial Officer was appointed our Executive Vice President and Chief Financial Officer effective December 1, 2005.  The information required by Items 401(b), (d) and (e) of Regulation S-K is incorporated by reference to page 25 of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, included as Exhibit 99.1 hereto.  A description of the material terms of Mr. Aihara’s employment agreement is incorporated by reference to Item 1.01 of this Form 8-K.

Nicholas A. Poan, our Assistant Controller, was appointed Vice President, Corporate Controller effective December 1, 2005.  Mr. Poan, 27, has served as our Director of Accounting, Assistant Controller, since December 2004 and part of our accounting management team since May 2003.  In December 2005, Mr. Poan was promoted to the position of Vice President, Corporate Controller (principal accounting officer).  Prior to joining us, Mr. Poan worked at Deloitte & Touche, LLP from September 2000 through May 2003. He served as an accountant from September 2000 through September 2001 and as a senior accountant from September 2001 through May 2003.  Mr. Poan does not have any family relationship with any of our directors or other executive officers.

Item 9.01:  Financial Statements and Exhibits.

(d)                     Exhibits.

The following exhibit is filed with this Form 8-K

99.1                           Page 25 of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004 (incorporated by reference to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, filed with the Commission on April 15, 2005, File No. 1-16609)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2005	ALLIANCE IMAGING, INC.

	By:	/s/ Paul S. Viviano
Name: Paul S. Viviano
Title: Chairman of the Board and Chief Executive Officer